Exhibit 99.1

JDS UNIPHASE EXTENDS ITS HIGH-DEFINITION DISPLAY BUSINESS WITH
ACQUISITION OF ADVANCED DIGITAL OPTICS (ADO)

San Jose, California – August 3, 2004 – JDS Uniphase (NASDAQ: JDSU and TSX: JDU), a leading supplier of optical components and assemblies for communications and display markets, today announced the acquisition of Advanced Digital Optics, Inc (ADO) for approximately $12 million in cash.

By acquiring ADO, JDS Uniphase extends its capabilities in the design and manufacture of microdisplay light engines that deliver leading performance and image quality for the high definition television market. The acquisition follows the successful collaboration between the two companies in developing the UltreX™ and DefiniTV™ light engines for the fast growing, large-screen segment of this market.

“High definition requires high performance optics and this acquisition is an important step toward delivering the advanced technology needed for the large screen display market,” said Hoss Christensen, head of JDS Uniphase’s Laser, Optics and Display Products Group. “Our light engines have already gained industry recognition for technical excellence. We believe customers choosing either UltreX or DefiniTV solutions will enjoy one of the highest quality images available.”

JDS Uniphase’s UltreX light engine is designed for use with liquid-crystal-on-silicon (LCOS) microdisplay technology used by Brillian Corporation and others. The DefiniTV light engine is designed for Digital Light Processing (DLP™) imagers, a microdisplay technology developed by Texas Instruments. UltreX and DefiniTV, which have both gained industry acceptance and recognition for their performance in rear projection televisions (RPTV), are now in production.

The overall market size for large screen televisions using microdisplay technology exceeds $4 billion and is expected to be a fast growing segment of the market, while cathode ray tubes, currently the dominant technology, are expected to decline, according to leading display industry research firm iSuppli Corporation. JDS Uniphase light engines, which are important subsystems of microdisplay televisions, have been increasingly praised by industry analysts for their high performance.

Recent accolades for JDS Uniphase’s light engines include a very favorable review of image quality on both UltreX- and DefiniTV-driven displays and a “Good Buzz” award at the May 25-27 Society for Information Display conference from Chris Chinnock of Insight Media.  Key image quality attributes were described as excellent by David Mentley of iSuppli, in his review of the Brillian 1080p RPTV which uses the UltreX light engine. UltreX also received Laurin Publishing’s Photonics Circle of Excellence award for technical innovation.

In addition to light engines, JDS Uniphase’s portfolio of products for the display market includes front surface mirrors, microdisplay windows for DLP imagers, color wheels, and other coated optics and assemblies.

ADO, founded in Westlake Village, CA. in 1998 as Advanced Optical Engineering, Inc., was renamed in 2001 when it became a subsidiary of ViewSonic® Corporation of Walnut, CA. In addition to the microdisplay light engine design for JDS Uniphase, ADO has designed and developed light engines used in projection displays for other customers. ADO employees will join JDS Uniphase in its Santa Rosa facility.

About JDS Uniphase

JDS Uniphase Corporation designs and manufactures products that provide innovative optical solutions for communications, commercial and consumer applications.  The Company offers components, modules and subsystems for a variety of markets including communications, display, commercial lasers, document and product authentication. More information is available at www.jdsu.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to (i) the expected benefits of the acquisition, including, without limitation, product sales, new products or technologies, as well as the believed quality therof, and (ii) expectations regarding the growth of the large screen television industry, particularly that segment of the industry incorporating liquid-crystal-on-silicon and Digital Light Processing microdisplay technologies. The forward-looking statements contained in this news release are made as of the date hereof and JDS Uniphase Corporation assumes no obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

UltreX™ and DefiniTV™ are trademarks of JDS Uniphase Corporation.  DLP™ is a trademark of Texas Instruments Incorporated.

General Inquiries: Contact your JDS Uniphase Representative or call 800-498-5378 in North America or + 800-5378-5378 outside of North America.

Media: Pamela Sufi, Corporate Communications, 408-546-4714 or pam.sufi@jdsu.com

Investors: Jacquie Ross, Investor Relations, 408-546-4421, jacquie.ross@jdsu.com

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